UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 10, 2015

SIMON PROPERTY GROUP, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36110 (Commission File Number)	34-1755769 (IRS Employer Identification No.)

225 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA (Address of principal executive offices)	46204 (Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

On August 10, 2015, Simon Property Group, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the public offering of $500,000,000 aggregate principal amount of the Operating Partnership’s 2.500% notes due 2020 (the “2020 Notes”) and $600,000,000 aggregate principal amount of the Operating Partnership’s 3.500% notes due 2025 (the “2025 Notes,” and together with the 2020 Notes, the “Notes”).  The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type.  In addition, the Operating Partnership has agreed to indemnify the Underwriters against certain liabilities on customary terms.  The sale of the Notes is scheduled to close on August 17, 2015, subject to the satisfaction of customary closing conditions.  The Underwriters have performed, and expect in the future to perform, investment banking and advisory services for which they have received, and may continue to receive, customary fees and expenses, and affiliates of the Underwriters have performed, and expect in the future to perform, commercial lending services, for the Operating Partnership and its affiliates from time to time.

The Notes will be issued pursuant to the thirty-third supplemental indenture, to be dated as of August 17, 2015, to the Operating Partnership’s Indenture (the “Base Indenture”) dated as of November 26, 1996, each between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee.  The 2020 Notes will bear interest at a rate of 2.500% per annum and mature on September 1, 2020.  The 2025 Notes will bear interest at a rate of 3.500% per annum and mature on September 1, 2025.  Interest will be payable semi-annually in arrears on March 1 and September 1, beginning March 1, 2016 (each, an “Interest Payment Date”).  Interest will be paid to holders of record of such Notes registered at the close of business on the fifteenth calendar day preceding the related Interest Payment Date.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-202562-01), the prospectus dated March 6, 2015, and the related prospectus supplement dated August 10, 2015.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  The Base Indenture was incorporated by reference into the Registration Statement.

ITEM 7.01 Regulation FD Disclosure.

On August 10, 2015, Simon Property Group, Inc. (“SPG”), the general partner of the Operating Partnership, issued a press release announcing the terms of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

This Item 7.01 and the related Exhibit 99.1 are being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934 or incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

ITEM 9.01                                  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 1.1

Underwriting Agreement, dated August 10, 2015, among Simon Property Group, L.P. and Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the underwriters named therein

Exhibit 99.1	Press Release, dated August 10, 2015, issued by Simon Property Group, Inc.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.  For further discussion of risks and uncertainties, individuals should refer to our other filings with the U.S. Securities and Exchange Commission.  We undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K, other than as required by law.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.  All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 14, 2015

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., its sole General
Partner

	By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and
Chief Accounting Officer